EXHIBIT (q)(2)

POWER OF ATTORNEY

I, Christopher Darling, as President of Asian Small Companies Portfolio (the “Asian Portfolio”) and Greater India Portfolio (the “India Portfolio”), each a Massachusetts business trust, do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma, James F. Kirchner or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for me, in my name in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to such Registration Statement filed by Eaton Vance Growth Trust (for the Asian Portfolio) and Eaton Vance Special Investment Trust (for the India Portfolio) with the Securities and Exchange Commission, in respect of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date
/s/ Christopher Darling Christopher Darling	President and Principal Executive Officer	April 1, 2014